                                   Exhibit (j)

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated May 5, 2004, relating to the financial statements and financial highlights appearing in the March 31, 2004 Annual Report to Shareholders of the Mason Street Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in such Statement of Additional Information.


/s/ PRICEWATERHOUSECOOPERS LLP
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Milwaukee, Wisconsin
July 9, 2004